UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2023

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (I.R.S Employer Identification Number)

9601 South Meridian Boulevard, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	DISH	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On August 8, 2023, DISH Network Corporation, a Nevada corporation (“DISH”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EchoStar Corporation, a Nevada corporation (“EchoStar”), and Eagle Sub Corp, a Nevada corporation and a wholly owned subsidiary of DISH (“Merger Sub”). The board of directors of DISH (the “Board”), acting upon the unanimous recommendation of a special transaction committee of independent directors of the Board, has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, DISH will acquire EchoStar by means of a merger of Merger Sub with and into EchoStar (the “Merger”), with EchoStar surviving the Merger as a wholly owned subsidiary of DISH.

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of EchoStar Class A Common Stock, par value $0.001 per share (“EchoStar Class A Common Stock”), EchoStar Class C Common Stock, par value $0.001 per share (“EchoStar Class C Common Stock”) and EchoStar Class D Common Stock, par value $0.001 per share (“EchoStar Class D Common Stock”), outstanding immediately prior to the Effective Time, will be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of DISH Class A Common Stock, par value $0.01 per share (“DISH Class A Common Stock”), equal to 2.85 (the “Exchange Ratio”). On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time of the Merger, each share of EchoStar Class B Common Stock, par value $0.001 per share (“EchoStar Class B Common Stock”), outstanding immediately prior to the Effective Time will be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of DISH Class B Common Stock, par value $0.01 per share (the “DISH Class B Common Stock” and, together with the DISH Class A Common Stock, the “DISH Common Stock”), equal to the Exchange Ratio. Any shares of EchoStar Class A Common Stock, EchoStar Class B Common Stock, EchoStar Class C Common Stock and EchoStar Class D Common Stock (collectively, “EchoStar Common Stock”) that are held in EchoStar’s treasury or held directly by DISH or Merger Sub immediately prior to the Effective Time will be cancelled and cease to exist and no consideration shall be paid or payable in respect thereof. The DISH Common Stock to be issued to the Ergen Stockholders (as defined below) as part of the Merger consideration will be issued through a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). At the request of the Ergen Stockholders, DISH and the Ergen Stockholders may enter into a registration rights agreement prior to the Closing to register such stockholders’ DISH Class A Common Stock or DISH Class B Common Stock received as part of the Merger consideration and/or DISH Class B Common Stock held by such stockholders immediately prior to the closing of the Merger.

Conditions to Closing

The respective obligations of DISH and EchoStar to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including: (a) the adoption and approval of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of a majority of EchoStar Common Stock entitled to vote thereon, which condition was satisfied following the execution and delivery of the Merger Agreement through the execution and delivery thereafter of a written consent by the Ergen EchoStar Stockholders (as defined below) (the “Ergen EchoStar Written Consent”); (b) the affirmative vote of a majority of the votes cast by the holders of DISH Common Stock entitled to vote thereon with respect to the issuance of shares of DISH Common Stock in connection with the Merger, which condition was satisfied following the execution and delivery of the Merger Agreement through the execution and delivery thereafter of a written consent by the Ergen DISH Stockholders (as defined below) (the “Ergen DISH Written Consent”); (c) the effectiveness of a registration statement on Form S-4 to register the issuance of DISH Class A Common Stock in connection with the Merger; (d) the expiration of a 20-day period (or such longer period as required by the applicable U.S. Securities and Exchange Commission (“SEC”) rules and regulations) following the mailing of a joint information statement/prospectus to DISH’s and EchoStar’s stockholders; (e) no statute, rule or regulation that makes illegal the consummation of the Merger having been enacted, issued, enforced, promulgated or enacted and remaining in effect, and no order or injunction of a court of competent jurisdiction being in effect that prohibits the consummation of the Merger; (f) the receipt of specified foreign direct investment approvals and specified approvals required under domestic and foreign satellite and communication laws and regulations; (g) the shares of DISH Class A Common Stock to be issued pursuant to the Merger being approved for listing on the Nasdaq Global Select Market; (h) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (i) compliance with the other party’s obligations under the Merger Agreement in all material respects; and (j) the absence of a material adverse effect on the other party since the date of the Merger Agreement.

Termination

Either DISH or EchoStar may terminate the Merger Agreement under certain circumstances, including if: (a) the Merger is not completed by February 8, 2024, which will automatically be extended for an additional three-month period in the event that the required foreign direct investment approvals or the required satellite and communications approvals have not been obtained or a legal restraint relating thereto is in effect; (b) a governmental entity of competent jurisdiction issues a final, non-appealable order or takes any other action that makes the Merger illegal or otherwise prohibited; (c) the other party has not provided the Ergen EchoStar Written Consent or Ergen DISH Written Consent, as applicable, by 11:59 p.m. New York City Time, one day after the date of the Merger Agreement (provided, that this termination right is no longer available, as each of the Ergen EchoStar Written Consent and Ergen DISH Written Consent were delivered following entry into the Merger Agreement); or (d) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would cause certain closing conditions not to be satisfied, subject to the right of the breaching party to cure the breach within 30 days.

Post-Closing Board of Directors

At the Effective Time, the Board will consist of eleven (11) directors, comprised of seven (7) individuals who were members of the Board immediately prior to the Effective Time, three (3) individuals who were independent directors of the EchoStar Board of Directors immediately prior to the Effective Time and the Chief Executive Officer of DISH immediately following the Effective Time. DISH and EchoStar will consult with each other in connection with selecting directors of the EchoStar Board of Directors who will continue on the Board.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by DISH and EchoStar for a transaction of this nature.  The Merger Agreement also contains customary pre-closing covenants, including covenants by each of the parties relating to conduct of their respective businesses prior to the closing of the Merger.  In addition, the parties have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable to complete the Merger and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable, including obtaining all regulatory approvals necessary to complete the Merger.

The Merger Agreement also provides that each of DISH and EchoStar is prohibited from soliciting alternative acquisition proposals from third parties, providing information to third parties and engaging in discussions with third parties regarding alternative acquisition proposals. DISH’s restrictions with respect to alternative acquisition proposals only apply with respect to transactions that would reasonably be expected to prevent or materially delay closing of the transactions contemplated by the Merger Agreement or would otherwise be prohibited by the pre-closing covenants applicable to DISH.

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about DISH or EchoStar.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of the dates specified therein.  The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement. Such representations and warranties are not intended as statements of fact to be relied upon by DISH’s stockholders or EchoStar’s stockholders.  In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including modifications or qualifications in certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement.  In addition, the parties may apply standards of materiality in a way that is different from what investors may view as material.  As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and investors should not rely on them as statements of fact.  Moreover, publicly available information relating to the subject matter of such representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, DISH undertakes no obligation to update such information.

Item 3.02          Unregistered Sale of Equity Securities.

The disclosure under Items 1.01 and 8.01 of this Current Report on Form 8-K relating to the Merger Agreement, the Support Agreement and the issuance of DISH Common Stock pursuant to the Merger Agreement is incorporated into this Item 3.02 by reference.

The DISH Common Stock to be issued to the Ergen Stockholders as part of the Merger consideration will be issued through a private placement exemption from registration under the Securities Act.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2023, the Board approved the appointment of Mr. Hamid Akhavan, the current President and Chief Executive Officer of EchoStar, as the President and Chief Executive Officer of DISH and a member of the Board effective as of the date on which the Effective Time occurs. Mr. Akhavan has served as the President and Chief Executive Officer of EchoStar since March 31, 2022. Prior to joining EchoStar, Mr. Akhavan served as a Partner at Twin Point Capital, an investment firm, beginning in April 2018, and from March 2016 to April 2018, he was a Founding Partner of Long Arc Capital LLC. Prior to March 2016, Mr. Akhavan held a variety of leadership positions, including as Chief Executive Officer of Unify, Inc. (formerly Siemens Enterprise Communications), and Chief Executive Officer of T-Mobile International, in connection with which he also served as a member of the Board of Management of Deutsche Telekom. Mr. Akhavan has been a member of the Board of Directors of Vonage Holding Corp., a global cloud communications company, since 2016, and also serves on that Board’s Technology and Transactions Committees. In addition, since 2020, Mr. Akhavan has served as a member of the Board of Directors of Anterix Inc., a wireless communications company, and is a member of its Compensation and Nominating and Corporate Governance Committees.

In connection with Mr. Akhavan’s appointment, the Board and its Compensation Committee approved the terms of a letter agreement with Mr. Akhavan, pursuant to which Mr. Akhavan will receive an annual base salary of $2,500,000 and be eligible for an annual bonus opportunity of up to $2,500,000 (prorated for the portion of the year following the Effective Time if the Effective Time occurs in 2023). The letter agreement will contemplate that a portion of Mr. Akhavan’s unvested EchoStar equity awards will vest at the Effective Time in accordance with their terms, with any remaining unvested portion forfeited (in the case of restricted stock units) or converted into corresponding DISH awards pursuant to the Merger Agreement (in the case of stock options). Pursuant to the letter agreement, Mr. Akhavan will receive an annual award (the “Annual RSU Award”) of 750,000 DISH restricted stock units with a one-year vesting period and a one-time award (the “Sign-On Option Award”) of 2,000,000 DISH stock options with three year ratable vesting. If Mr. Akhavan’s employment is terminated without cause or due to constructive termination, then (a) any outstanding Annual RSU Award relating to the year in which such termination occurs shall become fully vested, and (b) a portion of any outstanding Sign-On Option Award will become vested based on the date of such termination.

Mr. W. Erik Carlson will step down as Chief Executive Officer of DISH as of the Effective Time.

Also on August 7, 2023, the Board approved the appointment of Mr. John W. Swieringa, DISH’s current President and Chief Operating Officer, Wireless, as President of Technology and Chief Operating Officer of DISH effective as of August 8, 2023. In addition, Mr. Swieringa is eligible to receive a one-time cash bonus of up to $200,000 for the achievement of a performance goal, the terms and conditions of which will be subject to a written award agreement to be agreed with Mr. Swieringa. The Board and its Compensation Committee approved, effective as of the Effective Time, (i) an annual base salary of $1,000,000 for Mr. Swieringa and (ii) a grant of 500,000 DISH stock options and 200,000 DISH restricted stock units, each with five year ratable vesting beginning on January 1, 2025.

Item 7.01          Regulation FD Disclosure.

On August 8, 2023, DISH and EchoStar issued a joint press release announcing that the two companies have entered into the Merger Agreement. A copy of the press release is being furnished on this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated by reference herein.

On August 8, 2023, DISH and EchoStar issued a joint investor presentation in connection with the announcement of the Merger Agreement. A copy of the investor presentation is being furnished on this Current Report on Form 8-K as Exhibit 99.2 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended.

Item 8.01          Other Events.

Support Agreement

Concurrently with the entry into the Merger Agreement, Charles W. Ergen, Cantey M. Ergen, Ergen Two-Year March 2022 SATS GRAT, Ergen Two-Year June 2022 SATS GRAT, Ergen Two-Year December 2022 SATS GRAT, Ergen Two-Year June 2023 SATS GRAT and Telluray Holdings, LLC (the “Ergen EchoStar Stockholders”), Charles W. Ergen, Cantey M. Ergen, Ergen Two-Year December 2021 DISH GRAT, Ergen Two-Year December 2022 DISH GRAT, Ergen Two-Year May 2023 DISH GRAT, Ergen Two-Year June 2023 DISH GRAT and Telluray Holdings, LLC (the “Ergen DISH Stockholders” and together with the EchoStar Stockholders, the “Ergen Stockholders”), DISH and EchoStar entered into a support agreement (the “Support Agreement”). Pursuant to the Support Agreement, the Ergen Stockholders have agreed, among other things: (a) not to transfer shares of DISH Common Stock or EchoStar Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement in accordance with the terms thereof, subject to certain limited exceptions; and (b) to comply with certain obligations of the parties contained in the Merger Agreement.

In addition, pursuant to the Support Agreement, for a period of three years following the Closing, the Ergen Stockholders have agreed not to vote their DISH Class A Common Stock (owned by them as of the Closing), other than in respect of any matter presented to holders of DISH Class A Common Stock on which holders of DISH Class B Common Stock are not entitled to vote. Such provision is conditioned on the consummation of the Merger and will not apply to shares acquired following the Closing, including on account of any conversion of the DISH Class B Common Stock or any stock split, dividend or similar transaction.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 8, 2023, by and among DISH, EchoStar and Merger Sub.*

10.1	Support Agreement, dated as of August 8, 2023, by and among DISH, EchoStar and the Ergen Stockholders.*

99.1	Joint Press Release, dated as of August 8, 2023.

99.2	Joint Investor Presentation, dated as of August 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Schedules, annexes and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  DISH hereby undertakes to furnish supplemental copies of any of the omitted schedules, annexes and/or exhibits upon request by the U.S. Securities and Exchange Commission; provided, that DISH may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*          *          *

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond DISH’s and EchoStar’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the factors discussed under the section entitled “Risk Factors” of DISH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”), and under the section entitled “Risk Factors” of EchoStar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC. DISH and EchoStar undertake no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. These factors include, without limitation: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between DISH and EchoStar; the effect of the announcement of the proposed transaction on the ability of DISH and EchoStar to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction; DISH’s and EchoStar’s ability to achieve the anticipated benefits from the proposed transaction; other risks related to the completion of the proposed transaction and actions related thereto; risk factors related to the current economic environment and business conditions; significant transaction costs and/or unknown liabilities; risk factors related to pandemics or other health crises; risk factors related to funding strategies and capital structure; and risk factors related to the market price for our respective common stock and other securities.

These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 that will include as a prospectus a joint information statement of the type contemplated by Rule 14c-2 of the Securities Exchange of 1934, as amended (the “Exchange Act”), and be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 and the joint information statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to DISH’s and EchoStar’s respective periodic reports and other filings with the SEC, including the risk factors identified in each of DISH’s and EchoStar’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither DISH nor EchoStar undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, DISH and EchoStar intend to prepare a joint information statement for their respective stockholders containing the information with respect to the proposed transaction contemplated by Rule 14c-2 of the Exchange Act and describing the proposed transaction. DISH intends to file with the SEC a registration statement on Form S-4 that will include the joint information statement. Each of DISH and EchoStar may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the registration statement, the joint information statement or any other document that DISH or EchoStar may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the joint information statement (if and when available) and other documents containing important information about DISH, EchoStar and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by DISH will be available free of charge on its website at https://ir.dish.com/. Copies of the documents filed with the SEC by EchoStar will be available free of charge on its website at https://ir.echostar.com/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
(Registrant)

August 8, 2023	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President, General Counsel and Corporate Secretary